UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ZOSANO PHARMA CORPORATION
(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee previously paid with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ZOSANO PHARMA CORPORATION
34790 Ardentech Court
Fremont, California 94555
February 25, 2022
Dear Stockholder:
You are cordially invited to attend a special meeting of Stockholders of Zosano Pharma Corporation, which is being held as follows:

Date:	April 8, 2022

Time:	8:30 a.m., Pacific time

Location:	Our special meeting will be conducted on the internet via webcast. You will be able to attend and participate online and submit questions during the special meeting by visiting virtualshareholdermeeting.com/ZSAN2022SM and entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Your vote is very important, regardless of the number of shares of our voting securities that you own. I encourage you to vote by telephone, over the internet, or by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the special meeting, whether or not you plan to attend. If you attend the special meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.
If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the special meeting through your broker or through another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.
On behalf of the board of directors, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the meeting.
Thank you for your support of our company. I look forward to seeing you at the special meeting.

By order of the Board of Directors
Steven Lo
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON APRIL 8, 2022:
The Proxy Statement is available at www.proxyvote.com

Zosano Pharma Corporation
34790 Ardentech Court
Fremont, California 94555
Telephone: (510) 745-1200
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held April 8, 2022
The special meeting of Zosano Pharma Corporation, a Delaware corporation, or the Company, will be held at 8:30 a.m., Pacific Time, on April 8, 2022, on the internet via webcast at virtualshareholdermeeting.com/ZSAN2022SM. We are holding the special meeting for the following purposes, which are described in more detail in the accompanying Proxy Statement:

(1)
To approve the proposal to authorize the Company’s board of directors, in its discretion but in no event later than May 16, 2022 (in advance of the expiration of the second 180 calendar day period the Company has been afforded by The Nasdaq Stock Market LLC to regain compliance with the $1.00 minimum bid price continued listing requirement), to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-5 to 1-for-50, such ratio to be determined by the board of directors and included in a public announcement (the “Reverse Stock Split Proposal”).

(2)
To approve an adjournment of the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing proposals (the “Adjournment Proposal”).

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the special meeting. After careful consideration, the board of directors recommends a vote FOR the Reverse Stock Split Proposal (Proposal 1) and FOR the Adjournment Proposal (Proposal 2).
The board of directors has fixed the close of business on February 10, 2022 as the record date. Only holders of record of shares of our common stock on such date are entitled to vote at the special meeting or at any postponement(s) or adjournment(s) of the special meeting.
If your shares are registered in your name, even if you plan to attend the special meeting or any postponement or adjournment of the special meeting, we request that you vote by telephone, over the internet, or complete, sign and mail your proxy card to ensure that your shares will be represented at the special meeting.
If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the special meeting through your broker or other nominee, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other nominee or contact your broker directly in order to obtain a proxy issued to you by your broker or other nominee to attend and vote at the special meeting.
YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.
Our board of directors approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Capital Market. The delisting of our common stock from Nasdaq would likely have very serious consequences for the Company and our stockholders.
Delaware law requires a majority of our outstanding shares to approve the Reverse Stock Split Proposal. Please note, if your shares are held in “street name,” your broker or other nominee may elect not to vote your shares unless you direct the broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares in person at the special meeting.
By order of the Board of Directors
Steven Lo
President and Chief Executive Officer
February 25, 2022

Zosano Pharma Corporation
34790 Ardentech Court
Fremont, California 94555
Telephone: (510) 745-1200
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
To Be Held April 8, 2022
Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “Zosano” refer to Zosano Pharma Corporation, a Delaware corporation. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.0001 per share.
The accompanying proxy is solicited by the board of directors on behalf of Zosano Pharma Corporation, a Delaware corporation, to be voted at a special meeting of stockholders of the Company to be held on April 8, 2022, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders, or Notice, and at any adjournment(s) or postponement(s) of the special meeting. This Proxy Statement and accompanying form of proxy are expected to be first sent or given to stockholders on or about February 25, 2022.
The executive office of the Company is located at, and the mailing address of Zosano is, 34790 Ardentech Court, Fremont, California 94555.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON APRIL 8, 2022:
The Proxy Statement is available for viewing, printing and downloading at:
www.proxyvote.com

ABOUT THE SPECIAL MEETING
What is a proxy?
A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the special meeting.
What is a proxy statement?
A proxy statement is a document that regulations of the Securities and Exchange Commission, or the SEC, require that we give to you when we ask you to sign a proxy card to vote your stock at the special meeting.
What is the purpose of the special meeting?
At our special meeting, stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders, including the following:

(1)
To approve the proposal to authorize the Company’s board of directors, in its discretion but in no event later than May 16, 2022 (in advance of the expiration of the second 180 calendar day period the Company has been afforded by The Nasdaq Stock Market LLC, or Nasdaq, to regain compliance with the $1.00 minimum bid price continued listing requirement), to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-5 to 1-for-50, such ratio to be determined by the board of directors and included in a public announcement, or the Reverse Stock Split Proposal.

(2)	To approve an adjournment of the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing proposals, or the Adjournment Proposal.
What is “householding” and how does it affect me?
Some banks, brokers, and other nominee record holders may be “householding” our proxy materials. This means that only one copy or set of proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a copy or set of proxy materials to you if you write or call us at our principal executive offices, 34790 Ardentech Court, Fremont, California 94555, Attention: Steven Lo, President and Chief Executive Officer, telephone: (510) 745-1200. In the future, if you want to receive separate copies or sets of proxy materials, or if you are receiving multiple copies and would like to receive only one copy or set of proxy materials per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of the Notice or this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a Notice for shares held in your name and a notice or voting instruction card for shares held in street name. Please follow the directions provided in the Notice and each additional notice or voting instruction card you receive to ensure that all your shares are voted.
What is the record date and what does it mean?
The record date to determine the stockholders entitled to notice of and to vote at the special meeting is the close of business on February 10, 2022. The record date was established by the board of directors as required by Delaware law.
Who is entitled to vote at the special meeting?
Holders of common stock at the close of business on the record date may vote at the special meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date.
What is the quorum requirement?
At the close of business on February 10, 2022, 171,455,813 shares of our common stock were outstanding. Our Amended and Restated Bylaws require that one-third (1/3) of the outstanding shares of our common stock entitled to vote be present, in person, by remote communication or by proxy, at the special meeting in order to constitute the quorum we need to transact business at the special meeting. We will count abstentions and broker non-votes as shares represented at the meeting in determining whether a quorum exists.

What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with Computershare, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement has been sent directly to you by us.
If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” A Proxy Statement and voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting by telephone or the internet. To vote by proxy or to instruct your broker how to vote, you should follow the directions provided with the voting instruction card.
If I am a beneficial owner of shares, can my brokerage firm vote my shares? What is a broker non-vote?
If you are a beneficial owner and do not vote via the instructions provided by your nominee, under stock exchange rules applicable to brokerage firms, your broker or other nominee is permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals, but it is not allowed to vote your shares with respect to certain non-routine proposals. Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial or “street name” holder and the broker or other nominee submits a proxy but does not vote for a matter because the broker or other nominee has not received voting instructions from the beneficial owner and the broker or other nominee does not have discretionary voting authority on the matter.
We believe that the Reverse Stock Split Proposal and the Adjournment Proposal are “routine” matters. As a result, we do not expect broker non-votes on those proposals, because your broker or other nominee will have discretion to vote your shares on such matters, in the absence of timely direction from you. However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without your voting instructions. If your broker or other nominee has made this decision and you do not provide voting instructions, your vote will not be cast and will have the effect of votes against the Reverse Stock Split Proposal and the Adjournment Proposal. Accordingly, we urge you to direct your broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares in person at the special meeting.
YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. Our board of directors approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Capital Market. The delisting of our common stock from Nasdaq would likely have very serious consequences for the Company and our stockholders.
If I am a record holder, how do I vote my shares? Can I revoke my vote?
You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on February 10, 2022, the record date for the meeting. You may vote your shares at the meeting in person, by proxy, via the internet or via the toll-free number (for residents of the United States and Canada) listed on your proxy card.

•	To vote electronically at the meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

•
To vote by proxy, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the persons named on the proxy card to vote your shares at the meeting in the manner you specify. If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares as to which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner they deem appropriate.

•
To vote via the internet, you must access the website for internet voting at www.proxyvote.com. Please have the enclosed proxy card handy when you access the website, and then follow the on-screen instructions. Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. (Eastern time) on April 7, 2022. If you vote via the internet, you do not have to return your proxy card via mail.

•
To vote via telephone, use any touch-tone telephone and call 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m. (Eastern time) on April 7, 2022. Please have the enclosed proxy card handy when you call, and then follow the instructions. If you vote via telephone, you do not have to return your proxy card via mail.

If you vote by proxy or via the internet or telephone, you may revoke your vote at any time before it is exercised by taking one of the following actions:
•    sending written notice to our Chief Executive Officer at our address set forth on the notice of meeting appearing on the cover of this proxy statement;
•    submitting a duly executed proxy bearing a later date;
•    voting again by proxy or via the internet or telephone on a later date; or
•    voting online at the meeting.
Even if you currently plan to vote at the special meeting, we recommend that you vote by telephone or internet or return your proxy card as described above so that your votes will be counted if you later decide not to attend the special meeting or are unable to attend.
YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. Our board of directors approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Capital Market. The delisting of our common stock from Nasdaq would likely have very serious consequences for the Company and our stockholders.
Who counts the votes?
All votes will be tabulated by the inspector of election appointed by the board of directors for the special meeting. Each proposal will be tabulated separately.
What are my choices when voting?
As to each of the proposals, stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.
What are the board of directors’ recommendations on how I should vote my shares?
The board of directors recommends that you vote your shares as follows:
Proposal 1—FOR the Reverse Stock Split Proposal.
Proposal 2—FOR the Adjournment Proposal.
YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. Our board of directors approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Capital Market. The delisting of our common stock from Nasdaq would likely have very serious consequences for the Company and our stockholders.
What if I am a record holder and I do not specify how I want my shares voted?
If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the designated proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:
Proposal 1—FOR the Reverse Stock Split Proposal.
Proposal 2—FOR the Adjournment Proposal.
If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee may be able to vote those shares. See “If I am a beneficial owner of shares, can my brokerage firm vote my shares? What is a broker non-vote?”
What is the vote required to approve each proposal?
The approval of the amendment to our certificate of incorporation to effect a reverse stock split as set forth in the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Specifically, we will need to receive favorable votes from the holders of at least 85,727,907 shares of our common stock for approval of the Reverse Stock Split Proposal. Abstentions will have the effect of a vote against this proposal.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the special meeting. Abstentions will have the effect of a vote against this proposal.
We believe that the Reverse Stock Split Proposal and the Adjournment Proposal would be considered “routine” matters, and therefore your broker or other nominee will have discretion to vote your shares on such matters in the absence of timely direction from you. However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without your voting instructions. If your broker or other nominee has made this decision and you do not provide voting instructions, your vote will not be cast and will have the effect of a vote against the Reverse Stock Split Proposal and the Adjournment Proposal. Accordingly, we urge you to direct your broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares in person at the special meeting.
How do I attend the special meeting?
To attend the special meeting, including to vote via the internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.
Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the special meeting?
No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the special meeting.
What are the solicitation expenses and who pays the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. In addition, the Company has engaged D.F. King & Co, Inc. (“D.F. King”) to assist in the solicitation of proxies and provide related advice and informational support, for which D.F. King will receive a base services fee of $12,500, an additional fee of $12,500 upon approval of the Reverse Stock Split Proposal, and reimbursement of D.F. King’s reasonable and documented costs and expenses.
Where can I find voting results?
The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the special meeting.
Who can help answer my questions?
The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement.
If you have any questions concerning the special meeting or this Proxy Statement, would like additional copies of this Proxy Statement or need help voting your shares of common stock, please contact our proxy solicitor:
D.F. King & Co., Inc.
Stockholders, please call: (800) 249-7120
Brokers, banks and other nominees, please call collect: (212) 269-5550
Email: zsan@dfking.com
If your broker, bank or other nominee holds your shares of common stock, you should also call your broker, bank or other nominee for additional information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of the close of business on February 10, 2022 by:
•each person or entity who is known by us to own beneficially more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of February 10, 2022 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555.
Each stockholder’s percentage ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is based on 171,455,813 shares of our common stock outstanding as of the close of business on February 10, 2022.

Name of Beneficial Owner (1)	Total Shares Beneficially Owned	Percentage

Greater Than 5% Holders
Armistice Capital Master Fund Ltd. (2)	23,000,000	12.6%
Current Directors and Executive Officers
Steven Lo (3)	796,875	*
Donald Kellerman (4)	178,061	*
Christine Matthews (5)	157,708	*
Steven A. Elms (6)	2,766,184	1.6%
Linda Grais (7)	42,291	*
Kenneth Greathouse (8)	73,979	*
Joseph P. Hagan (9)	52,379	*
Kathy McGee	—	*
Elaine Yang	—	*
Current Directors and Executive Officers as a Group (9 persons) (10)	4,067,477	2.4%

*	Less than 1%
(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)
Based on information known to the Company, consists of (i) 11,500,000 shares of common stock and (ii) 11,500,000 shares of common stock issuable upon exercise of outstanding warrants. Armistice Capital Master Fund Ltd. is an investment advisory client of Armistice Capital, LLC. Steven Boyd is the managing member of Armistice Capital, LLC and is deemed to have dispositive and voting power with respect to the shares beneficially held by Armistice Capital Master Fund Ltd. Armistice Capital, LLC and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue 7th Floor, New York, NY 10022. Pursuant to the terms of the warrants, Armistice will not have the right to exercise any portion of its warrants if Armistice (together with its affiliates, and any persons acting as a group together with it or any of its affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (the “Armistice Beneficial Ownership Limitation”) of the shares of our common stock then outstanding after giving effect to such exercise; provided, however, that upon notice to us, Armistice may increase or decrease the Armistice Beneficial Ownership Limitation, provided that in no event shall the Armistice Beneficial Ownership Limitation exceed 9.99%.

(3)
Consists of: (i) 36,563 shares of common stock; (ii) 702,187 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of February 10, 2022; and (iii) 58,125 shares of common stock underlying unvested restricted stock units which will vest within 60 days of February 10, 2022.

(4)	Consists of: (i) 5,484 shares of common stock; (ii) 164,452 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of February 10, 2022; and (iii) 8,125 shares of common stock underlying unvested restricted stock units which will vest within 60 days of February 10, 2022.
(5)	Consists of: (i) 4,688 shares of common stock; (ii) 132,707 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of February 10, 2022; and (iii) 20,313 shares of common stock underlying unvested restricted stock units which will vest within 60 days of February 10, 2022.
(6)	Consists of: (i) 2,718,226 shares owned by Aisling Capital IV, LP, whose general partner is Aisling Capital Partners IV, LP, of which Mr. Elms is a member and shares voting and dispositive power. Mr. Elms disclaims beneficial ownership in these shares except to the extent of his pecuniary interest therein; (ii) 7,500 shares of common stock; and (iii) 40,458 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of February 10, 2022.
(7)	Consists of: (i) 7,500 shares of common stock; and (ii) 34,791 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of February 10, 2022.
(8)	Consists of: (i) 28,500 shares of common stock; and (ii) 45,479 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of February 10, 2022.
(9)	Consists of: (i) 7,500 shares of common stock; and (ii) 44,879 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of February 10, 2022.
(10)	Consists of: (i) 2,815,961 shares of common stock; (ii) 1,164,953 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of February 10, 2022; and (iii) 86,563 shares of common stock underlying unvested restricted stock units which will vest within 60 days of February 10, 2022.

PROPOSAL 1: APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL
General
Our board of directors, on February 11, 2022, unanimously adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval an amendment to our Amended and Restated Certificate of Incorporation, or the Amendment, to effect the Reverse Stock Split, with a ratio in the range of 1-for-5 and 1-for-50, such ratio to be determined by the board of directors in its discretion but in no event later than May 16, 2022 (in advance of the expiration of the second 180 calendar day period the Company was afforded by Nasdaq to regain compliance with the $1.00 minimum bid price continued listing requirement), with respect to the issued and outstanding common stock of the Company. The Reverse Stock Split will also affect outstanding options and warrants, as described in “—Effect on Equity Compensation Plans, Outstanding Options and Warrants and Maxim Option” below.
Approval of this proposal will grant the board of directors the authority, without further action by the stockholders, to carry out the Reverse Stock Split any time on or before May 16, 2022 (in advance of the expiration of the second 180 calendar day period the Company was afforded by Nasdaq to regain compliance with the $1.00 minimum bid price continued listing requirement), with the exact exchange ratio and timing to be determined at the discretion of the board of directors and set forth in a public announcement. Even if our stockholders approve this proposal, our board of directors may determine in its discretion not to effect the Reverse Stock Split and to abandon the Amendment to implement the Reverse Stock Split prior to the time the Amendment is filed and becomes effective. In addition, our board of directors may determine to effect the Reverse Stock Split even if the trading price of our common stock is at or above $1.00 per share.
If approved, this proposal would approve the Amendment set forth in Appendix A solely to the extent such Amendment relates to the Reverse Stock Split. The text of the proposed Amendment to effect the Reverse Stock Split is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our board of directors deems necessary and advisable to effect the proposed Amendment. Stockholders are urged to carefully read Appendix A.
Background
Our common stock is currently listed on the Nasdaq Capital Market under the symbol “ZSAN.” The continued listing requirements of the Nasdaq Capital Market provide, among other things, that our common stock must maintain a closing bid price in excess of $1.00 per share. On June 1, 2021, the Company received written notice from Nasdaq indicating that the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until November 29, 2021, to regain compliance with the minimum bid price requirement. On November 30, 2021, the Company received a written notice from Nasdaq (the “November Notice”) stating that, although the Company had not regained compliance with the minimum bid price requirement by November 29, 2021, in accordance with Listing Rule 5810(c)(3)(A), the Company is eligible for an additional 180 calendar day period, or until May 30, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day period. If we fail to achieve compliance, our common stock may be delisted.
Our board of directors determined that the continued listing of our common stock on the Nasdaq Capital Market is beneficial for our stockholders. The delisting of our common stock from Nasdaq would likely have very serious consequences for the Company and our stockholders. If our common stock is delisted from the Nasdaq Capital Market, our board of directors believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.
The purpose of the Reverse Stock Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock in order to meet the continuing listing requirements of the Nasdaq Capital Market. Our board of directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Capital Market. Accordingly, our board of directors approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Capital Market.
The Reverse Stock Split will affect outstanding options and warrants, as described in “—Effect on Equity Compensation Plans, Outstanding Options and Warrants and Maxim Option” below. Approval of this proposal will grant the board of directors the authority, without further action by the stockholders, to carry out the Reverse Stock Split any time on or before May 16, 2022 (in advance of the expiration of the second 180 calendar day period the Company was afforded by Nasdaq to regain compliance with the $1.00 minimum bid price continued listing requirement), with the exact exchange ratio and timing to be determined at the discretion of the board of directors.

Even if our stockholders approve this proposal, our board of directors may determine in its discretion not to effect the Reverse Stock Split and to abandon the Amendment to effect the Reverse Stock Split prior to the time the Amendment is filed and becomes effective.
Effective Time
If this proposal is approved and our board of directors determines to effect the Reverse Stock Split, we will file the proposed Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective at the time the Amendment is filed with the Secretary of State of Delaware and becomes effective, with the exact timing to be determined at the discretion of our board of directors.
If this proposal is approved, no further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split. If our board of directors does not implement the Reverse Stock Split on or before May 16, 2022 (in advance of the expiration of the second 180 calendar day period the Company was afforded by Nasdaq to regain compliance with the $1.00 minimum bid price continued listing requirement), the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Amendment to effect the Reverse Stock Split will be abandoned. Our board of directors reserves its right to elect not to proceed and abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.
Reasons for the Reverse Stock Split
The principal purpose of the Reverse Stock Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock in order to meet the continuing listing requirements of the Nasdaq Capital Market. Accordingly, our board of directors approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Capital Market. Our board of directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Capital Market. Our board of directors may determine to effect the Reverse Stock Split even if the trading price of our common stock is at or above $1.00 per share.
Board Discretion to Implement the Reverse Stock Split
Our board of directors believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of our stockholders because it provides the board of directors with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, the board of directors would carry out a reverse stock split only upon the board of directors’ determination that a reverse stock split would be in the best interests of our stockholders at that time. The board of directors would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, the board of the directors may consider numerous factors including:

•	the historical and projected performance of our common stock;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in our common stock and our ability to maintain continued listing on the Nasdaq Capital Market;

•	our capitalization (including the number of shares of common stock issued and outstanding);

•	the then-prevailing trading price for our common stock and the volume level thereof; and

•	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.
Our board of directors intends to select a reverse stock split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.
Certain Risks Associated with the Reverse Stock Split
Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:

•
As noted above, the principal purpose of the Reverse Stock Split is to increase the market price of our common stock in order to improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Capital Market. However, the Reverse Stock Split, if effected, may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding, or at all. If the proposed Reverse Stock Split does result in an increase in the market price of our common stock, the increase may not be long-term or permanent. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. We cannot predict the effect that the Reverse Stock Split may have upon the market price of our common stock with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

•	Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Capital Market.

•	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•	Although our board of directors believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.
Principal Effects of the Reverse Stock Split
If the Reverse Stock Split is approved and effected with respect to the issued and outstanding common stock, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of common stock at the same exchange ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company. The relative voting rights and other rights and preferences that accompany the shares of common stock will not be affected by the Reverse Stock Split. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.
The Reverse Stock Split will not affect the number of authorized shares of common stock, which will remain at 250,000,000 shares. Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease because the number of authorized shares of common stock would remain unchanged. As a result, additional authorized shares of common stock would become available for issuance at such times and for such purposes as the board of directors may deem advisable without further action by stockholders, except as required by applicable law or stock exchange rules. To the extent that additional authorized shares of common stock are issued in the future, such shares could be dilutive to existing stockholders of the Company by decreasing such stockholders’ percentage of equity ownership in the Company. See “—Potential Anti-Takeover Effect” below for more information on potential anti-takeover effects of the Reverse Stock Split.
The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of the preferred stock.
Effect on Equity Compensation Plans, Outstanding Options and Warrants and Maxim Option
If the Reverse Stock Split is approved and effected, the total number of shares of common stock reserved for issuance under our 2014 Plan and our 2012 Stock Incentive Plan or, collectively, the Plans, would be reduced in proportion to the ratio selected by our board of directors. As of February 10, 2022, there were a total of 4,366,743 shares of common stock reserved for issuance upon the exercise of stock options outstanding under the Plans, 995,396 shares of common stock reserved for issuance upon the release of restricted stock units and 685,917 shares remained available for future awards under our 2014 Plan, and following the Reverse Stock Split, if any, such reserve would be reduced to between approximately 1,072,428 and approximately 107,242 shares reserved for issuance upon the exercise of stock options and restricted stock units outstanding under the Plans, and between approximately 137,183 and approximately 13,718 shares would be available for future awards under the Plans.
The total number of shares of common stock reserved for issuance pursuant to outstanding but unexercised warrants would be reduced in proportion to the ratio selected by our board of directors. As of February 10, 2022, there were a total of 59,666,035 shares of common stock reserved for issuance upon the exercise of warrants issued by the Company, and following the Reverse Stock Split, if any, such reserve would be reduced to between approximately 11,933,207 and approximately 1,193,320 shares.
Additionally, the total number of shares of common stock reserved for issuance pursuant to outstanding but unexercised non-statutory stock options, which were issued outside of the Plans, would be reduced in proportion to the ratio selected by our board of directors. As of February 10, 2022, there were a total of 772,500 shares of common stock reserved for issuance upon the exercise of non-statutory stock option grants issued by the Company and following the Reverse Stock Split, if any, such reserve would be reduced to between approximately 154,500 and approximately 15,450 shares reserved for issuance upon the exercise of stock options outstanding under the non-statutory stock option grants.
Under the terms of our outstanding equity awards, options and warrants, the Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or vesting of such awards, options and warrants in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise or purchase price, if any, of all such awards, options and warrants. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards, options and warrants and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of the Plans, non-statutory stock option grants or warrants, which may include rounding the number of shares of common stock issuable down to the nearest whole share.
On February 8, 2022, we entered into an underwriting agreement with Maxim Group LLC (“Maxim”) related to the public offering by us of 51,250,000 units, each consisting of one share of common stock and one Series F Common Stock Purchase Warrant to purchase one share of common stock. We also granted Maxim an option for a period of 30 days to purchase up to an additional 7,687,500 shares of common stock and/or additional warrants to purchase up to 7,687,500 shares of common stock. On February 9, 2022, Maxim partially exercised the option and notified us that it would purchase the additional warrants to purchase up to 7,687,500 shares of common stock. Following the Reverse Stock Split, if any, the number of shares of common stock issuable pursuant to Maxim’s remaining option to purchase an additional 7,687,500 shares of common stock would be reduced to between approximately 1,537,500 and approximately 153,750 shares.
The following table contains approximate information relating to our common stock immediately following the Reverse Stock Split under certain possible exchange ratios, based on share information as of February 10, 2022, without giving effect to the treatment of fractional shares.

	February 10, 2022	1-for-5	1-for-25	1-for-50
Number of authorized shares of common stock	250,000,000	250,000,000	250,000,000	250,000,000
Number of outstanding shares of common stock	171,455,813	34,291,162	6,858,232	3,429,116
Number of shares of common stock reserved for issuance upon exercise of outstanding stock options, restricted stock units and warrants	65,800,674	13,160,134	2,632,026	1,316,013
Number of shares of common stock reserved for issuance in connection with the Maxim option to purchase additional shares	7,687,500	1,537,500	307,500	153,750
Number of other shares of common stock reserved primarily for issuance in connection with future awards under our equity compensation plans	806,834	161,366	32,273	16,136
Number of authorized and unreserved shares of common stock not outstanding	4,249,179	200,849,838	240,169,969	245,084,985
Potential Anti-Takeover Effect
An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other change in control transaction). In addition, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the board of directors to issue preferred stock with rights senior to those of the common stock without any further vote or action by the stockholders, provide that special meetings of stockholders may only be called by our board of directors and some of our officers, and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.
Our board of directors is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Split Proposal is not part of any plan by our board of directors to recommend or implement a series of anti-takeover measures.
Accounting Matters
The Reverse Stock Split will not affect the par value per share of common stock, which will remain unchanged at $0.0001 per share. As a result of the Reverse Stock Split, at the effective time, the stated capital on our balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced in proportion to the ratio of the Reverse Stock Split. Correspondingly, the additional paid-in capital account, which consists of the difference between the stated capital and the aggregate amount paid upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. The stockholders’ equity, in the aggregate, will remain unchanged. In addition, the per share net income or loss of common stock, for all periods, will be restated because there will be fewer outstanding shares of common stock.
Mechanics of the Reverse Stock Split
Effect on Registered “Book-Entry” Holders of Common Stock
Holders of common stock may hold some or all of their common stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.
Fractional Shares
We would not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock Split because the stockholder owns a number of shares not evenly divisible by the ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the effective date of the Reverse Stock Split. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.
No Dissenters’ or Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.
U.S. Federal Income Tax Considerations
The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of common stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xii) retirement plans; (xiii) persons who are not U.S. Holders (as defined below); or (xiv) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.
This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A stockholder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.
Vote Required for Approval
Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 2: THE ADJOURNMENT PROPOSAL
The Company is asking its stockholders to approve an adjournment of the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing proposals.
Vote Required; Recommendation of the Board of Directors
The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the special meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADJOURNMENT PROPOSAL.

OTHER BUSINESS
The board of directors does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the special meeting. If, however, any other business should properly come before the special meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
Stockholder proposals intended to be presented at our 2022 annual meeting submitted outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received in writing by us no later than the close of business on March 12, 2022, nor earlier than February 10, 2022, together with all supporting documentation and information required by our Bylaws. Proxies solicited by us will confer discretionary voting authority with respect to these proposals, subject to Securities and Exchange Commission rules governing the exercise of this authority.
In order to have a director candidate considered by the nominating and corporate governance committee of our board of directors, the recommendation must be submitted to our secretary at the address set forth on the first page of this Proxy Statement no later than the close of business on March 12, 2022, nor earlier than February 10, 2022, and must include all supporting documentation and information required by our Bylaws.

Appendix A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ZOSANO PHARMA CORPORATION
Zosano Pharma Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST: The name of this corporation is Zosano Pharma Corporation and the date on which the Amended and Restated Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was January 29, 2015 (as subsequently amended, the “Amended and Restated Certificate of Incorporation”).
SECOND: This amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
THIRD: The Amended and Restated Certificate of Incorporation is hereby amended to replace paragraph D of ARTICLE IV with the following new paragraph D of ARTICLE IV:
“D. Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”) each share of the Corporation’s common stock, $0.0001 par value per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified as (without any further act) into a smaller number of shares such that each [five (5) to fifty (50)] shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified into one share of Common Stock, $0.0001 par value per share, of the Corporation (the “New Common Stock”), the exact ratio within such range to be determined by the board of directors of the Corporation prior to the Effective Time and publicly announced by the Corporation (the “Reverse Stock Split”). No fractional shares shall be issued as a result of such reclassification. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined in good faith by the Board of Directors of the Corporation. As soon as practicable following the Effective Time, the Corporation will cause the Corporation’s exchange agent and registrar to issue new book entries representing the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified.
[SIGNATURE PAGE FOLLOWS]
* * *
IN WITNESS WHEREOF, Zosano Pharma Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this day of , 2022.

ZOSANO PHARMA CORPORATION

By:

Steven Lo
President and Chief Executive Officer

A-1

ZOSANO PHARMA CORPORATION
34790 ARDENTECH COURT
FREMONT, CA 94555

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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NAME	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following proposals:

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

0000529755_1 R1.0.0.24

ZOSANO PHARMA CORPORATION
Special Meeting of Stockholders
April 8, 2022, 8:30 A.M. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steven Lo and Christine Matthews, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ZOSANO PHARMA CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:30 A.M., Pacific Time on April 8, 2022 at www.virtualshareholdermeeting.com/ZSAN2022SM, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000529755_2 R1.0.0.24